MANAGEMENT AGREEMENT

Catalyst Funds

Exhibit 1

Amendment Dated:  July 1, 2010

Percentage of Average

Fund

Daily Net Assets

Catalyst Value Fund

1.25%

Catalyst Strategic Value Fund

1.25%

Catalyst/SMH High Income Fund

1.00%

Catalyst/SMH Total Return Income Fund

1.00%

Catalyst Rising Dividend Income Fund

1.00%

Catalyst/Groesbeck Growth of Income Fund

1.00%

Catalyst Funds

By: /s/ David F. Ganley

Print Name: David F. Ganley

Title: Secretary/Treasurer

Catalyst Capital Advisors LLC

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: Member